UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2024

SPRINGWORKS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39044	83-4066827
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Washington Blvd Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 883-9490

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SWTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2024, L. Mary Smith, the Company’s Chief Development Officer, notified SpringWorks Therapeutics, Inc. (the “Company”) that she will be resigning due to the demands of her caretaker role in connection with a family member’s illness, effective January 31, 2024 (the “Effective Date”). Dr. Smith’s resignation as Chief Development Officer of the Company is not the result of any dispute or disagreement with the Company or the Board, or any matter relating to the Company’s operations, policies or practices.

In connection with her resignation, Dr. Smith and the Company entered into a Separation and Consulting Agreement (the “Separation and Consulting Agreement”) pursuant to which Dr. Smith will act as Senior Strategic Advisor to the Company, effective as of the day immediately following the Effective Date. The Company has agreed to pay Dr. Smith an hourly rate of $300 for providing such advisory services and reimburse for reasonable expenses. Pursuant to the Consulting and Separation Agreement, the Company will also provide Dr. Smith with certain accrued benefits and severance benefits including, if Dr. Smith was participating in the Company’s group health plan, a monthly cash payment equal to the Company's monthly contribution to Dr. Smith's group health plan coverage for the shorter of six (6) months and Dr. Smith’s COBRA continuation period. The Consulting and Separation Agreement provides for customary general releases and waivers of claims by Dr. Smith against the Company.

The foregoing description of the Consulting and Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Consulting and Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation and Consulting Agreement, dated January 31, 2024, by and between L. Mary Smith and SpringWorks Therapeutics, Inc.

104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2024	SpringWorks Therapeutics, Inc.

	By:	/s/ Francis I. Perier, Jr.
Francis I. Perier, Jr.
Chief Financial Officer